BUSINESS LOAN AGREEMENT

        THIS BUSINESS LOAN AGREEMENT is made and entered into this 25th day of April, 2002 by and between Capitol Communities Corporation, a Nevada corporation, ("Borrower") and Boca First Capital LLLP, a Florida limited liability limited partnership ("Lender");

                                   WITNESSETH:

        WHEREAS, Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement; and

        WHEREAS, all such loans and financial accommodations together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the "Loan" and collectively as the "Loans"; and

        WHEREAS, Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such loans shall be and shall remain subject to the following terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the mutual benefits accruing to the respective parties under the provisions of this agreement, the parties agree as follows:

1. Term. This Agreement shall be effective as of April 25, 2002, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

2. Definitions. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All referenced to dollar amounts shall mean amounts in lawful money of the United States of America.

                A. Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

                B. Borrower. The work "Borrower" means Capitol Communities Corporation, a Nevada corporation. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and Affiliates."

                C. CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                D. Cash Flow. The words "Cash Flow" mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization.

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                E.   Collateral. The word "Collateral" means and includes
without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

                F. Debt. The word "Debt" means all of Borrower's liabilities excluding Subordinated Debt.

                G. ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                H. Event of Default. The words "Event Of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

                I. Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

                J. Guarantor. The work "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

                K. Indebtedness. The word "Indebtedness" means in includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness maybe or hereafter may become otherwise unenforceable.

                L. Lender. The word "Lender" means Boca First Capital LLLP, a Florida limited liability limited partnership, its successors and assigns.

                M. Liquid Assets. The words "Liquid Assets" mean Borrower's cash on hand plus Borrower's readily marketable securities.

                N. Loan. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement form time to time.

                O. Note. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

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                P.   Permitted Liens. The word "Permitted Liens: mean:
(a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph on this Agreement titled "Indebtedness and Liens";
(e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets; and (g) those other liens and security interests which are included and disclosed in the Federal Securities Exchange Commission filings of Borrower and/or disclosed in the "Stock Exchange Agreement" hereinafter defined.

                Q. Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, loan commitments, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

                R. Security Agreement. The words "Security Agreement" mean and include without limitation, any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

                S. Security Interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, collateral assignment, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

                T. SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

                U. Subordinated Debt. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

                V. Stock Exchange Agreement. That certain Stock Exchange Agreement of even date herewith entered into by and between Michael G. Todd, Prescott Investment, L.P., Ken Richardson, and Howard Bloom.

                W. Tangible Net Worth. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

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                X.   Working Capital. The words "Working Capital" mean
Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

3. Conditions Precedent To Each Advance. Lender's obligation to make the initial Loan Advance and each subsequent Loan Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

                A. Loan Documents. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note; (b) Security Agreements granting to Lender security interests in the Collateral, ( c) Financing Statements perfecting Lender's Security Interests; (d) evidence of insurance as required below; and (e) any other documents required under this Agreement or by Lender or its counsel.

                B. Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.

                C. Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due an payable as specified in this Agreement or any Related Document.

                D. Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

                E. No Event of Default. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

4. Representations And Warranties. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

                A. Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the state of Borrower's creation and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own it properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.

                B. Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed delivered or performed by Borrower, have been duly authorized by all necessary action

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by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of Incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

                C. Financial Information. Each financial statement of Borrower (or any of Borrower's affiliates) supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's (or any of Borrower's affiliates) financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower (or any of Borrower's affiliates) has no material contingent except as disclosed in such financial statements.

                D. Legal Effect. The Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

                E. Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statement relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

                F. Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement shall have the same meanings as set forth in the "CERCLA", "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. esq., the Rescue Conservation and recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations, and ordinances

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described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspection and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of the Lender to Borrower or to any other person. The representations and warranties contained herein are based upon Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and wives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

                G. Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing and other than litigation, claims, or other events, if any, that have been disclosed in the Federal Securities Exchange Commission filings of Borrower and/or disclosed in the Stock Exchange Agreement.

                H. Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

                I. Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower (or any of Borrower's affiliates) has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such collateral.

                J. Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note, and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

                K. Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

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                L.   Employee Benefit Plans. Each employee benefit plan as to
which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

                M. Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 25550 Hawthorne Blvd., Suite 207, Torrance, CA 90505. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

                N. Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

                O. Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

5. Affirmative Covenants. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

                A. Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

                B. Financial Records. Maintain its books and records in accordance with generally accepted accounting principles; applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times. At the option of Lender, Borrower shall provide Lender with periodic certified audited statements of the operations of and the financial condition of Borrower.

                C. Financial Statements. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, reviewed by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than ninety (90) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer of other officer or person acceptable to Lender. Furnish Lender with, as soon as available, but in no event later

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than thirty (30) days subsequent to the filing date thereof (including extensions), annual Federal partnership tax returns. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

                D. Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

6.      Financial Covenants. Comply with the following covenants:

        A. Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender as disclosed in the Federal Securities Exchange Commission filings of Borrower. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include and endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

                B. Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy;
(d) the properties insured; (e) the then current property values on the basis of which insurance has be obtained, and the manner of determining those values; and
(f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The coat of such appraisal shall be paid by Borrower.

                C. Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

                D. Loan Proceeds. Use all of the loan proceeds from the Loan described in Exhibit "A" attached hereto and by reference made a part hereof solely for the purposes expressed and set forth in said Exhibit "A".

                E. Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or it properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might became a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be

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required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the Legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate government official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

                F. Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

                G. Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, chargers, businesses and operations, including without limitations, compliance with the American With Disabilities Act and with all minimum funding standards and other requirements of ER1SA and other laws applicable to Borrower's employee benefit plans.

                H. Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

                I. Compliance Certificate. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement,

                J. Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part on or the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien,

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

citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

                K. Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

7. Negative Covenants. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

                i. Indebtedness and Liens. (a) Except for trade debt incurred in the normal course of business and indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, se!l, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

                ii. Continuity of Operations. Except as contemplated by the Stock Exchange Agreement or as otherwise consented to in writing by Lender
(a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire, or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholder to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

                iii. Loans, Acquisitions and Guarantees. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surely or guarantor other than in the ordinary course of business.

8. Cessation Of Advances. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor become insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial conditions, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the loan or any other loan with Lender.

9. Event Of Default. Each of the following shall constitute an Event of Default under this Agreement:

                i. Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

                ii. Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

                iii. Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents), or if any third party commences an action against Borrower or against any subsidiary of Borrower which action may, in the sole discretion of Lender, have the ultimate effect of jeopardizing the collateral for the Loan or the assets of the subsidiary, or the prospect of repayment of the Loan therefrom.

                iv. False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Guarantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

                v. Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

                vi. Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

                vii. Creditor of Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

                viii. Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

                ix. Change in Ownership. Except as provided I the Stock Exchange Agreement, any change in ownership of twenty-five percent (25%) or more of the corporate interests of Borrower.

                x. Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

10. Effect Of An Event Of Default. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In any addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

11. Miscellaneous Provisions. The following miscellaneous provisions are part of this Agreement:

                i. Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be changed or bound by the alteration or amendment.

                ii. Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Florida. If thers is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Palm Beach County County, the State of Florida. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                iii. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

                iv. Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender, Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interest, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interest in the

Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interest. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interest may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

                v. Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's legal expenses, whether or not there is a lawsuit, including expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

                vi. Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited With a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extend permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

                vii. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

                viii. Subsidiaries and Affiliates of Borrower. To the extend the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the forgoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate or Borrower.

                ix. Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

                x. Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

                xi. Time is of the Essence. Time is of the essence in the performance of this Agreement.

                xii. Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent maybe granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWELEDGES HAVING READ ALL THE PROVISION OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS.

IN WITNESS WHEREOF, Borrower and Lender have executed this Business Loan Agreement the day and year hereinabove set forth.

Signed, sealed and delivered
in the presence of:

                                 BORROWER:
                                 CAPITOL COMMUNITIES CORPORATION,
                                 a Nevada corporation

/s/ [ILLEGIBLE]                  By: /s/ MICHAEL G. TODD
---------------------            ----------------------------------
                                 Michael G. Todd, President


                                 LENDER:
                                 BOCA FIRST CAPITAL LLLP,
                                 a Florida limited liability limited partnership
                                 By: Addison Capital Group, LLC,
                                     general partner

/s/ [ILLEGIBLE]                      By: /s/ HOWARD BLOOM
---------------------                    --------------------------
                                     Howard Bloom, Manager

                                   EXHIBIT "A"

        This Exhibit "A" constitutes an addendum to that certain Business Loan Agreement entered into the 25th day of April, 2002 by and between Capitol Communities Corporation, a Nevada corporation, and Boca First Capital, LLLP, a Florida limited liability partnership. To the extent of any conflicts between the terms and provisions of this Exhibit "A" and the terms and provisions of the said Business Loan Agreement, the terms of this Exhibit "A" shall take precedence.

That certain revolving line of credit Loan ("Line of Credit Loan") made by Lender to Borrower in the original principal amount of THREE MILLION THOUSAND and no/l00ths DOLLARS ($3,000,000.00), which Loan is represented by a Note dated the 25th day of April, 2002 made by Borrower in favor of Lender in the principal amount of THREE MILLION THOUSAND and no/100ths DOLLARS ($3,000,000.00), which Line of Credit Loan is further subject to the following provisions:

1. Security: The Note representing the Line of Credit Loan shall be secured by a collateral assignment and pledge ("Stock Pledge") of all of the issued and outstanding capital stock of Borrower's subsidiary, Capitol Development of Arkansas, Inc., an Arkansas corporation ("CDA"), the form and content of which Stock Pledge shall be acceptable to Lender. In consideration for the issuance of the Line of Credit Loan by Lender to Borrower and as a material inducement for Lender to grant said Line Of Credit Loan to Borrower, Borrower's principal stockholders, Michael G. Todd and Prescott Investment, L.P., a Nevada limited partnership, and Borrower's director, Michael G. Todd, by their joinder in this Agreement, agree that (a) they shall use their shares Borrower, and Michael G. Todd, his directorship in Borrower to vote against and to prohibit the imposing of any mortgages, liens or other encumbrances on the real property and/or other assets of CDA until the Line of Credit Loan is paid in full and closed; and (b) they shall use their shares Borrower, and Michael G. Todd, his directorship in Borrower to vote against and to prohibit any further issuance of stock, common or preferred, by CDA until the Line of Credit Loan is paid in full and closed. If and at such time as CDA emerges from its current Chapter 11 bankruptcy case, Borrower or Lender may substitute as collateral for the Note, in lieu of pledged shares of CDA, a mortgage or mortgages and security agreement upon all of the real property of CDA, subject, however to the written consent of the Lender, which written consent may be based upon various factors, including, but not limited to the value of the real property sought to be substituted, the lien position of the proposed mortgage(s), the creditworthiness of CDA and of Borrower, provided, however that such consent will not be unreasonably withheld.

2. Use of Funds; Initial Advances; Limitation on Subsequent Advances:

A. Use of Funds: The funds drawn by Borrower upon the Line of Credit Loan shall be used by Borrower exclusively for the following purposes; (a) those expenses described in the 90 day budget projection which is Schedule H attached to that certain Stock Exchange Agreement of even date herewith entered into by and between Michael G. Todd, Prescott Investment, L.P., Howard Bloom and
Ken Richardson; (b) payments to promissory note holders of Borrower if, and only if, Borrower is able to negotiate with such promissory note holders the retirement of their notes on terms materially the same as those described in Schedule F of the said Stock Exchange Agreement; (c) interest upon the Line of Credit Loan, as it falls due; (d) acquisition costs and development costs of Borrower, provided that the expenditures for such costs and the borrowing from the Line of Credit Loan for such purposes are approved by the board of directors of

Borrower; and (e) operating expenses of Borrower, provided that the expenditures for such costs and the borrowing from the Line of Credit Loan for such purposes are approved by the board of directors of Borrower. Advances Upon the Line of Credit Loan, other than those for the purposes described in (a) above shall be subject to the approval of Lender, based on additional budget projections submitted in writing by Borrower from time to time.

B. Initial Advance: Contemporaneously with the execution of this Agreement, Lender shall advance Three-Hundred Thousand and no/l00ths Dollars ($300,000.00) upon the Line of Credit Loan to Borrower, said sum to be used and applied by Borrower pursuant to and in accordance with the 90 day budget projection which is Schedule H attached to that certain Stock Exchange Agreement of even date herewith entered into by and between Michael G. Todd, Prescott Investment, L.P., Howard Bloom and Ken Richardson.

C. Limitation on Subsequent Advances: Borrower agrees to use its best efforts in order to negotiate with Borrower's promissory note holders the retirement of their notes on terms materially the same as those described in Schedule F of the said Stock Exchange Agreement. In the event that Borrower is not successful in negotiating with Borrower's promissory note holders the retirement of their notes on terms materially the same as those described in Schedule F of the said Stock Exchange Agreement, the Lender will not be obligated to extend any additional advance upon the Line of Credit Loan, and Lender may thereupon terminate all further advances.

3. Default; Forbearance; Termination of Forbearance:

A. Default; Forbearance. If, immediately prior of at the date of the maturity of the Note, Borrower anticipates becoming in default upon the Note or will become in default upon the Note or is in default upon the Note for the reason only that Borrower cannot pay in full and satisfy the Note, and if Borrower is not then otherwise in default upon the Note (including any default upon this Agreement or any other agreement or instrument securing the Note), then, upon Borrower's written request to Lender, Lender will forbear from any collection activities upon the Note and Lender will forbear from any collection activities upon the collateral for the Note for a period of up to eighteen (18) months from the maturity date of the Note, subject, however, to the following provisions:

1) From and after the maturity date of the Note and continuing thereafter until the Note is paid in full and satisfied, interest upon the Note will continue to accrue at the default rate set forth in the Note
     (notwithstanding the forbearance described above).

2) Interest which accrues upon the Note during the period of any such forbearance shall be payable at the time of the payment or payments of the outstanding principal amount of the Note, which payment or payments shall be applied as set forth in the Note.

3) During the period of any such forbearance, no further advances shall be permitted under the Line of Credit Loan.

4} Commencing with the maturity date of the Note and continuing thereafter during the period of any such forbearance until the Note is paid in full and satisfied, Borrower shall take such actions as may be necessary and/or desirable in order to pay in full and satisfy the Note, including, but not limited to, selling and liquidating or arranging for CDA to sell and liquidate the real property and personal property assets of CDA, and/or selling and liquidating the real property and personal property assets of Borrower.

5) During the period of any such forbearance, Lender may seek and obtain a judgment upon the note (and the forbearance shall not apply to such activities).

B. Termination of Forbearance. Notwithstanding the forbearance of Lender agreed to above if, during the period of any such forbearance, (a) Borrower otherwise defaults upon the Note (other than the default with respect to which Lender agreed hereinabove to forbear from enforcement and collection of the Note), and/or if Borrower defaults upon this Agreement or any other agreement or instrument securing the Note, (b) or if any third party commences an action against Borrower or against CDA which action may, in the sole discretion of Lender, have the ultimate effect of jeopardizing the collateral for the Note or the assets of CDA, or the prospect of repayment of the Note therefrom, then Lender may immediately upon written notice to Borrower, terminate its forbearance and proceed to enforce and collect the Note.

4. Splitting of Line of Credit Loan and Collateral. If and at such time as CDA emerges from its current Chapter 11 bankruptcy case, Lender may split the Line of Credit Loan into more than one note and may require that each such note be secured by a portion of the collateral which would otherwise be the collateral for the Note, and Lender may assign one or more of such separate notes and its related collateral to a third party lender or lenders who shall thereupon become the Lender as to the note or notes so assigned. Borrower agrees to execute such documents and instruments and to cause CDA to execute such documents and instruments as may be necessary or desirable in Lender's discretion in order to finalize such arrangements.

IN WITNESS WHEREOF, Borrower and Lender have executed this Exhibit "A" to Business Loan Agreement this 26th day of April, 2002.

Signed, sealed and delivered
in the presence of;

                                 BORROWER:
                                 CAPITOL COMMUNITIES CORPORATION,
                                 a Nevada corporation

/s/ [ILLEGIBLE]                  By: /s/ MICHAEL G. TODD
---------------------            ----------------------------------
Ray Baptista                     Michael G. Todd, President


                                 LENDER:
                                 BOCA FIRST CAPITAL LLLP,
                                 a Florida limited liability limited partnership
                                 By: Addison Capital Group, LLC,
                                     general partner

/s/ [ILLEGIBLE]                      By: /s/ HOWARD BLOOM
---------------------                    --------------------------
                                     Howard Bloom, Manager

                                     JOINDER

The undersigned shall and do hereby join into the foregoing business loan agreement for the purpose only of agreeing to be bound and abide by the provisions of section 1 of Exhibit "A" thereto.

Dated this 26th day of April, 2002.

                                            /s/ MICHAEL G. TODD
                                            ------------------------------------
                                            MICHAEL G. TODD, as Stockholder and
                                            Director of Capitol Communities
                                            Corporation

                                            PRESCOTT INVESTMENT, L.P.,
                                            a Nevada limited partnership, as
                                            Stockholder of Capitol Communities
                                            Corporation
                                            By: Granite Industries, LLC,
                                                general partner

                                                By: /s/ MICHAEL G. TODD
                                                    ----------------------------
                                                Michael G. Todd, Managing Member